Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of October 18, 2013 (this “Amendment”), among DUCOMMUN INCORPORATED, a Delaware corporation (the “Borrower”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in the Credit Agreement defined below), each Lender (as defined below) party hereto, UBS AG, STAMFORD BRANCH, as Administrative Agent and Collateral Agent (in such capacities, the “Administrative Agent”), Swingline Lender and Issuing Bank.

WHEREAS, the Borrower, the Subsidiary Guarantors, each lender from time to time party thereto (the “Lenders”), the Administrative Agent and certain other parties have entered into a Credit Agreement, dated as of June 28, 2011 (as amended, restated, supplemented and otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has notified the Administrative Agent and the Revolving Lenders that it desires to amend the Credit Agreement pursuant to Section 10.02(b)(V) to modify certain of the financial covenant levels set forth in Section 6.09 of the Credit Agreement; and

WHEREAS, the Administrative Agent and the Required Revolving Lenders have agreed to amend the Credit Agreement pursuant to Section 10.02(b)(V) to modify certain of the financial covenant levels set forth in Section 6.09 of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendment to Credit Agreement. Section 6.09(a) of the Credit Agreement is, effective as of the Amendment No. 2 Effective Date (as defined below), hereby amended and restated in its entirety to read as follows:

“(a) Maximum Total Leverage Ratio. If, at any time during the relevant fiscal quarter, (i) the sum of (a) any Revolving Borrowings plus (b) the amount drawn under any Letter of Credit exceeds $1.0 million; or (ii) the aggregate amount of outstanding Letters of Credit exceeds $5.0 million, permit the Total Leverage Ratio, as of the last day of any Test Period set forth in the table below, to exceed the ratio set forth opposite such period in the table below:

Test Period Ending	Leverage Ratio
October 1, 2011	5.25 to 1.0
December 31, 2011	5.25 to 1.0
March 31, 2012	5.25 to 1.0
June 30, 2012	5.25 to 1.0
September 29, 2012	5.00 to 1.0
December 31, 2012	4.75 to 1.0
March 30, 2013	4.75 to 1.0
June 29, 2013	4.75 to 1.0
September 28, 2013	4.75 to 1.0
December 31, 2013	4.75 to 1.0
March 29, 2014	4.75 to 1.0
June 28, 2014	4.75 to 1.0
September 27, 2014	4.50 to 1.0
December 31, 2014	4.50 to 1.0
April 4, 2015	4.50 to 1.0
July 4, 2015	4.50 to 1.0
October 4, 2015 and the end of each fiscal quarter thereafter	4.00 to 1.0

Section 2. Representations and Warranties, No Default. Each Loan Party hereby represents and warrants that as of the Amendment No. 2 Effective Date (as defined below), and after giving effect to this Amendment:

(a) This Amendment has been duly authorized by all necessary corporate or limited liability company action of each Loan Party party hereto, has been executed and delivered by each Loan Party party hereto and constitutes, and the Credit Agreement as amended hereby will constitute, its legal, valid and binding obligation, enforceable against each Loan Party party hereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) No Default or Event of Default shall have occurred and be continuing before and immediately after giving effect to this Amendment.

(c) All representations and warranties made by any Loan Party contained in the Credit Agreement or in the other Loan Documents are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects (subject to such “materiality” or “Material Adverse Effect” qualifier)) on the date hereof with the same effect as though such representations and warranties were made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

(d) The execution and delivery of this Amendment by each Loan Party and the performance by each Loan Party of the Credit Agreement as amended hereby (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (ii) will not violate the Organizational Documents of any Company, (iii) will not violate any material Requirements of Law in any material respect, (iv) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Company or its property, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (v) will not result in the creation or imposition of any Lien on any property of any Company, except Liens created by the Loan Documents and Permitted Liens.

Section 3. Effectiveness. This Amendment shall become effective on the date (such date, the “Amendment No. 2 Effective Date”) that the following conditions have been satisfied:

(i) Amendment. The Administrative Agent shall have received executed signature pages to the Amendment from each Loan Party, the Administrative Agent, the Collateral Agent, the Swingline Lender, each Issuing Bank and Lenders constituting the Required Revolving Lenders;

(ii) Fees. All fees and out-of-pocket expenses (including of the Administrative Agent) required to be paid or reimbursed by the Borrower hereunder or under any Loan Document to the extent invoiced on or before the Business Day prior to the Amendment No. 2 Effective Date shall have been paid or reimbursed on the Amendment No. 2 Effective Date;

(iii) Representations and Warranties; No Default. (a) The representations and warranties made by any Loan Party contained herein, in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects (subject to such “materiality” or “Material Adverse Effect” qualifier)) on the date hereof with the same effect as though such representations and warranties had been made on and as of the Amendment No. 2 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date and (b) no Default or Event of Default shall have occurred and be continuing before and immediately after giving effect to this Amendment;

(iv) Additional Information. Such additional documents, instruments and information as the Administrative Agent may reasonably request.

Section 4. Costs and Expenses. Borrower shall pay on demand all reasonable costs and expenses of the Agents (including the reasonable fees, costs and expenses of counsel to the Agents) incurred in connection with the preparation, execution and delivery of this Amendment.

Section 5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 6. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 7. Effect of Amendment. Except as expressly set forth herein, this Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect and each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the grant of its Liens on the Collateral made by it pursuant to the Security Documents. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein or as provided in the exhibits hereto, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, or constitute a waiver of any provision of any of the Loan Documents. This Amendment shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement, which shall remain in full force and effect, except to any extent modified hereby or as provided in the exhibits hereto. Nothing implied in this Amendment or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties from the Loan Documents. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Amendment No. 2 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this

Amendment. Each of the Loan Parties hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended hereby.

Section 8. Applicable Law; Jurisdiction; Consent to Service of Process. This Amendment shall be construed in accordance with and governed by the laws applicable to contracts entered into and to be performed in the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction. Each of the parties hereto agrees that the provisions of Section 10.09 of the Credit Agreement are incorporated by reference herein, mutatis mutandis.

Section 9. Waiver of Jury Trial. Each Loan Party hereby waives, to the fullest extent permitted by applicable Requirements of Law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Amendment, any other Loan Document or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Amendment by, among other things, the mutual waivers and certifications in this Section.

Section 10. Reaffirmation. Each of the Borrower and each other Loan Party hereby (i) acknowledges and agrees that all of its obligations under the Credit Agreement and the other Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms each Lien granted by each Loan Party party hereto to the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties and reaffirms the Guarantees made pursuant to the Credit Agreement and any other guarantees of the Obligations, (iii) acknowledges and agrees that the grants of security interests by and the Guarantees of the Loan Parties delivered in connection with the Credit Agreement and the other Loan Documents and any other guarantees of the Obligations are, and shall remain, in full force and effect after giving effect to this Amendment, (iv) agrees that the Obligations include, among other things and without limitation, the prompt and complete payment and performance by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, and premium (if any) on, the Loans under the Credit Agreement as amended by this Amendment, (v) agrees that the obligations secured by each Security Document shall be deemed to include all new obligations of any Loan Party under the Loan Documents arising pursuant to this Amendment, and (vi) agrees that the Guarantees and any other guarantees of the Obligations shall extend to the obligations of any Loan Party under the Credit Agreement, as amended by this Amendment, and the other Loan Documents.

Section 11. Limited Effect. This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be a waiver of any rights or remedies any Agent or any Lender may have under the Credit Agreement or under any other Loan Document, and shall not be considered to create a course of dealing or to otherwise obligate in any respect any Agent or any Lender to execute similar or other amendments or grant any waivers under the same or similar or other circumstances in the future.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

DUCOMMUN INCORPORATED, a Delaware corporation, as the Borrower

By:	/s/ Joseph P. Bellino
	Name:	Joseph P. Bellino
	Title:	Vice President and Chief Financial Officer

CMP DISPLAY SYSTEMS, INC.,
a California corporation

DUCOMMUN AEROSTRUCTURES, INC.,
a Delaware corporation

DUCOMMUN LABARGE TECHNOLOGIES, INC.,
an Arizona corporation

MILTEC CORPORATION,
an Alabama corporation

DUCOMMUN AEROSTRUCTURES NEW YORK, INC.,
a New York corporation

DUCOMMUN LABARGE TECHNOLOGIES, INC.,
a Delaware corporation

LABARGE/STC, INC.,
a Texas corporation

LABARGE ELECTRONICS, INC.,
a Missouri corporation

LABARGE ACQUISITION COMPANY, INC.,
a Missouri corporation

each as a Guarantor

By	/s/ Joseph P. Bellino
	Name:	Joseph P. Bellino
	Title:	Vice President

[Signature Page to Amendment No. 2 to Credit Agreement]

COMPOSITE STRUCTURES, LLC,
a Delaware limited liability company

DUCOMMUN AEROSTRUCTURES MEXICO, LLC,
a Delaware limited liability company

each as a Guarantor

By:	Ducommun AeroStructures, Inc., its Sole Member

By:	/s/ Joseph P. Bellino
	Name:	Joseph P. Bellino
	Title:	Vice President

[Signature Page to Amendment No. 2 to Credit Agreement]

UBS AG, STAMFORD BRANCH,
as Administrative Agent, Collateral Agent and Issuing Bank

By:	/s/ Lana Gifas
	Name:	Lana Gifas
	Title:	Director

By:	/s/ Kenneth Chin
	Name:	Kenneth Chin
	Title:	Director

UBS LOAN FINANCE LLC, as Swingline Lender and a Revolving Lender

By:	/s/ Lana Gifas
	Name:	Lana Gifas
	Title:	Director

By:	/s/ Kenneth Chin
	Name:	Kenneth Chin
	Title:	Director

[Signature Page to Amendment No. 2 to Credit Agreement]